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                                                                   EXHIBIT 23.3

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-79241, Form S-8 No. 333-28481 and Form S-8 No. 333-28527)
pertaining to the Stock Option Plans of MedImmune, Inc. of our report dated February 15, 1999, with respect to the consolidated financial statements of U.S. Bioscience, Inc., not presented separately in this Annual Report (Form 10-K) for the year ended December 31, 1999.


                                                        /s/ Ernst & Young LLP


Philadelphia, Pennsylvania
March 8, 2000